UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

June 16, 2005

Date of Report (Date of earliest event reported)

The Boeing Company

(Exact Name of Registrant as Specified in Charter)

Delaware	1-442	91-0425694
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

100 N. Riverside, Chicago, IL	60606-1596
(Address of Principal Executive Offices)	(Zip Code)

(312) 544-2000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On June 16, 2005, The Boeing Company (the “Company”) completed the sale of its Commercial Airplanes operations in Kansas and Oklahoma to Mid-Western Aircraft Systems, Inc., an indirect majority-owned subsidiary of Onex Partners, LP under an Asset Purchase Agreement dated February 22, 2005. The transaction includes the Company’s Commercial Airplanes facilities and assets in Wichita, Kansas, and Tulsa and McAlester, Oklahoma. Boeing Integrated Defense Systems operations in Wichita and Oklahoma are not included in the transaction. Transaction consideration to the Company includes approximately $900 million cash, transfer of certain liabilities, and long-term supply agreements that provide the Company with ongoing cost savings. As a result of the transaction, the Company will recognize a substantially non-cash loss of approximately $350 million on a pre-tax basis. Of the approximate $350 million loss, the Company will recognize approximately $100 million in the second quarter of 2005 and the remaining loss relating to estimated pension and post-retirement curtailments and settlement is anticipated to be recognized in the third quarter of 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

THE BOEING COMPANY

By:	/s/ James C. Johnson
James C. Johnson
Vice President, Corporate Secretary and Assistant General Counsel

Dated: June 22, 2005